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                                                                   EXHIBIT 23(B)

     CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K for the year ended December 31, 1996. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.

                         /s/ RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS

                         RYDER SCOTT COMPANY
                         PETROLEUM ENGINEERS

Houston, Texas
March 20, 1997